UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006

Natrol, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2006, Natrol, Inc. notified Nasdaq that it was no longer in compliance with Rule 4350(c) of Nasdaq’s listing requirements requiring a majority of independent directors due to the expiration of Mr. Vernon Brunner’s term as a Class II director on June 8, 2006. Natrol’s board of directors is currently comprised of six directors, three of whom are independent as defined under Nasdaq’s listing requirements. Natrol is relying on the exemption set forth in Rule 4350(c) that provides that if an issuer fails to comply with the requirements for a majority of independent directors due to one vacancy, the issuer shall regain compliance with the requirements by the earlier of its next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirements. Natrol intends to fill the vacancy on the board of directors and appoint one additional independent director as promptly as possible. The nominating and governance committee of the board of directors is currently considering potential candidates to fill the vacancy created by the expiration of Mr. Brunner’s term.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As indicated above in Item 3.01, Mr. Brunner did not stand for re-election and left the board effective upon the expiration of his term as a Class II director at the annual meeting of stockholders held on June 8, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2006		NATROL, INC.

	By:	/s/ Dennis Jolicoeur
Dennis Jolicoeur
Executive Vice President, Chief Financial Officer and Treasurer